Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President & Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE
NEWPARK RESOURCES REGAINS COMPLIANCE WITH NYSE LISTING STANDARDS
THE WOODLANDS, TX – December 3, 2020 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) announced today that it received written notification from the New York Stock Exchange (the “NYSE”) that it has regained compliance with the NYSE continued listing standards.
As previously disclosed, on November 4, 2020, the Company received formal notice from the NYSE that it was not in compliance with the NYSE’s continued listing standards as a result of the average closing price of the Company’s common stock being less than $1.00 per share during a consecutive 30 trading-day period.
The Company regained compliance after its closing share price on November 30, 2020 and its average closing share price for the 30 trading-day period ending November 30, 2020 both exceeded $1.00. Accordingly, the Company has resumed compliance under the NYSE continued listing standard and the “.BC” indicator following the Company’s symbol “NR” will be removed by the NYSE.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, and construction industries. For more information, visit our website at www.newpark.com.

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